Exhibit 23.2

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion by reference in this Registration Statement on Form F-1, of NewGenIvf Group Limited (the “Company”), of our report dated May 20, 2025 with respect to our audits of the consolidated financial statements of the Company as of December 31, 2024 and December 31, 2023 respectively, and for the years ended then. which is referenced in such Registration Statement Amendment No. 2 on F-1 filed then. The consolidated financial statements of the Company for the mentioned periods remain unadjusted for the Reverse Stock Splits subsequent to May 20, 2025.

We also consent to the reference to our Firm under the caption “Experts” appearing in this Registration Statement.

/s/ J&S Associate PLT

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia

March 2, 2026